UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2026

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston,	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02     Results of Operations and Financial Condition
On April 9, 2026, Chevron Corporation (“Chevron” or the “Company”) is providing guidance on certain items affecting first quarter 2026 financial results. This includes the Company's current estimates of the financial and operational impacts from the heightened commodity price volatility related to the ongoing conflict in the Middle East.

	Unit	1Q 2026 Outlook
Timing effects [1]	$ B	$(2.7) - (3.7)
Working capital	$ B	$(2.0) - (4.0)
Upstream commodity price impacts [1]	$ B	$1.6 - 2.2
Upstream net oil-equivalent production	MMBOED	3.8 - 3.9
Legal matter [1]	$ MM	$(350) - (400)
Weighted-average shares outstanding	Billion	1.98

[1] After-tax
Timing Effects - The Company uses financial derivatives as economic hedges to manage certain price risks related to physical hydrocarbon shipments. At the end of the quarter, these derivatives are marked-to-market and reflected in current period earnings; however, earnings impacts on the associated physical shipments are not recognized until delivery is completed. This creates a timing difference in earnings recognition that is expected to unwind in future periods and result in an overall net profit. In addition, the Company’s use of LIFO accounting can result in non-cash earnings effects. Together, these are referred to as timing effects. In a rising commodity price environment, timing effects are generally negative, which the Company expects to adversely affect first quarter 2026 earnings and cash flow from operations excluding working capital by approximately $2.7 to $3.7 billion. The majority of these effects are in the Downstream segment and are expected to unwind in future periods.
Working Capital - Working capital is expected to result in a net outflow of approximately $2 to $4 billion, reflecting normal first-quarter activity and the impacts associated with a higher commodity price environment.
Price Impacts - Upstream segment earnings are expected to benefit from higher commodity prices by $1.6 to $2.2 billion compared to fourth quarter 2025.
Upstream Production - Production is expected to be approximately 3.8 to 3.9 million barrels of oil-equivalent per day, mainly reflecting downtime at Tengizchevroil and reduced production in the Middle East (Israel and the Partitioned Zone).
Legal Matter - Downstream earnings are expected to include a charge of approximately $350 to $400 million related to a litigation reserve associated with ceased operations. This matter, which the Company expects to treat as a special item, will adversely affect cash flow from operations excluding working capital.
Shares Outstanding - First-quarter weighted average shares outstanding were approximately 1.98 billion as share repurchases were largely offset by employee stock option exercises. The Company recorded financing cash inflows of approximately $1 billion related to these exercises.
The preliminary financial information presented is an estimate based on information available to management as of the date of this filing and has not been reviewed or audited by the Company’s independent registered public accounting firm. The preliminary financial information presented is not to be considered comprehensive of all items that could impact Chevron’s financial results for the quarter, which will be reported on or around May 1, 2026, and is subject to adjustments or changes pending the finalization of the Company’s financial reporting process. It is possible that the financial impact of these items may differ from the estimates provided, including differences due to final accounting determinations, changes in facts, circumstances or assumptions or other developments in the interim.
The information included herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. Website references provided in this report are provided for convenience only, and the content on the referenced website is not incorporated by reference into this report.
As used in this report, terms such as “Company,” “Chevron,” “we,” “its” and “our” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Non-GAAP Financial Measures - This communication includes reference to cash flow from operations excluding working capital, which is defined as net cash provided by operating activities less net changes in operating working capital and represents cash generated by operating activities excluding the timing impacts of working capital. The Company believes this measure is useful to monitor the financial health of the Company and its performance over time. This additional information is not meant to be considered in isolation or as a substitute for net cash provided by operating activities as prepared in accordance with U.S. GAAP. Due to the forward-looking nature, management cannot reliably predict certain components of the most directly comparable forward-looking GAAP measure and is therefore unable to provide a quantitative reconciliation.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This report of Chevron Corporation contains forward-looking statements relating to Chevron’s operations, assets, and strategy that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates, including Venezuela; general domestic and international economic, market and political conditions, including the conflict between Russia and Ukraine, the ongoing conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the amount and timing of settlements on the company’s commodity derivative contracts; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; changes in projected future cash flows; timing of crude oil liftings; uncertainties about the estimated quantities of crude oil, natural gas liquids and natural gas reserves; the competitiveness of alternate-energy sources or product substitutes; pace and scale of the development of large carbon capture and storage and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the company’s ability to achieve the anticipated benefits from the acquisition of Hess Corporation; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 21 through 27 of the company’s 2025 Annual Report on Form 10-K, and as updated in the future. Other unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 9, 2026

CHEVRON CORPORATION

By	/s/ Amit R. Ghai
Amit R. Ghai
Controller
(Principal Accounting Officer and
Duly Authorized Officer)